EXHIBIT 10.2

                               THE TIMKEN COMPANY

                      DEFERRAL OF STOCK OPTION GAINS PLAN


        The Timken Company hereby establishes, effective as of April 21, 1998, the DEFERRAL OF STOCK OPTION GAINS PLAN for the Company. Such Plan provides key executives with the opportunity to defer stock option gains, in accordance with the provisions of this Plan.

                                    ARTICLE I

                                   DEFINITIONS

        For the purposes hereof, the following words and phrases shall have the meanings indicated.

        1. "Account" shall mean a bookkeeping account in which Gain Shares deferred by a Participant shall be recorded and to which dividends and distributions may becredited in accordance with the Plan. As set forth in Section 4 of Article II of the Plan, a Participant's Account shall consist of two Sub-Accounts -- (i) a "Common Share" Sub-Account and (ii) a "Cash" Sub-Account.

        2. "Beneficiary" or "Beneficiaries" shall mean the person or persons designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant's Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant's Account.

        3.  "Board" shall mean the Board of Directors of the Company.

        4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        5. "Change in Control" shall have the same meaning as defined in the 1996 Deferred Compensation Plan.

        6. "Committee" shall mean the Compensation Committee of the Board or such other Committee as may be authorized by the Board to administer the Plan.

        7. "Common Shares" shall mean shares of common stock without par value of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 9 of Article II of the Plan.

        8. "Company" shall mean The Timken Company and its successors, including, without limitation, the surviving corporation resulting from any merger or consolidation of The Timken Company with any other corporation or corporations.

        9. "1996 Deferred Compensation Plan" shall mean The Timken Company 1996 Deferred Compensation Plan, as amended from time to time.

        10. "Disability" shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease or mental disorder which renders him incapable of continuing in the employment of the Company. Such Disability shall be determined by the Committee based upon appropriate medical evidence and examination.

        11. "Election Agreement" shall mean an agreement in substantially the form attached hereto as Exhibit A, as modified from time to time by the Company.

        12. "Eligible Associate" shall mean an associate of the Company, or a Subsidiary, who is an eligible associate under the 1996 Deferred Compensation Plan. Unless otherwise determined by the Committee, an Eligible Associate shall continue as such until
        termination  of  employment.   For purposes of the Plan, a
        "termination of employment" shall not be deemed to occur upon a transfer of employment to a Subsidiary or the Company.

        13. "Gain Shares" shall mean a number of Common Shares equal to the difference between the number of Common Shares issuable upon exercise of the related Option and the number of Common Shares delivered by the Participant in satisfaction of the exercise price for such Option.

        14. "Long-Term Incentive Plans" shall mean The Timken Company Long-Term Incentive Plan, as amended from time to time, and The Timken Company 1985 Incentive Plan.

        15. "Option" shall mean any stock option, other than an "incentive stock option" as defined in section 422 of the Code, granted to an Eligible Associate under the Long-Term Incentive Plans, or any similar plan of the Company.

        16. "Participant" shall mean any Eligible Associate who has at any time elected to defer the receipt of Gain Shares in accordance with the Plan.

        17. "Plan" shall mean this deferral plan, which shall be known as the Deferral of Stock Option Gains Plan for The Timken
        Company.

        18. "Subsidiary" shall mean any corporation, joint venture, partnership, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls more than 50 percent of the total combined voting or other decision-making power.

                                   ARTICLE II

                                ELECTION TO DEFER


        1. Election to Defer. An Eligible Associate who desires to defer Gain Shares pursuant to this Plan must complete and deliver an Election Agreement to the Director of Compensation and Benefits of the Company specifying the number of shares and award date(s) of the Option(s) to which the Election Agreement applies. By delivering an Election Agreement, the Participant irrevocably waives his rights under the related Option to (i) exercise the Option for cash at any time when the Participant is an Eligible Associate and (ii) exercise the Option in any manner during the period commencing on the date of the Election Agreement and ending six months thereafter; provided, however, that such waiver shall be null and void in the event that during such six-month period (a) the Participant's employment is terminated by the Company, (b) the Participant's employment terminates as a result of his death or Disability, or (c) there is a Change in Control of the Company.

        2. Effect of Election. In order to exercise Options with respect to which an Election Agreement is in effect, the Participant must tender, in satisfaction of the option exercise price, Common Shares which the Participant has owned for at least 6 months having a fair market value as of the exercise date equal to the aggregate exercise price for the Options exercised. Upon such exercise, the Company shall (i) deliver to the Participant a number of Common Shares equal to the number of Common Shares surrendered by the Participant in payment of the exercise price and (ii) credit the Gain Shares to the Participant's Account.

        3. Period of Deferral. The delivery of Gain Shares to a Participant shall be deferred until (i) the date the Participant ceases to be an associate by death, retirement or otherwise or
        (ii) the date otherwise specified by the Participant in the Election Agreement, including a date determined by reference to the date the Participant ceases to be an associate by death, retirement or otherwise.

        4. Accounts. The Account of a Participant shall consist of two Sub-Accounts -- (i) the "Common Share" Sub-Account and (ii) the "Cash" Sub-Account. The Common Share Sub-Account, on the exercise date of the related Option, shall be credited with the number of Gain Shares. Such Sub-Account shall be deemed to be invested in Common Shares and shall be credited with stock dividends declared thereon. In the case of cash or other property dividends, a Participant shall elect in the manner described in Subsection 4(c) of this Article whether such dividends are credited to a Participant's Common Share Sub-Account or Cash Sub-Account.

        a) To the extent investment in the Participant's Common Share Sub-Account is elected, on each dividend payment date, the Participant's Common Share Sub-Account shall be credited with an additional number of Common Shares determined as follows. First, the amount of the cash (or fair market value of other property) dividend paid per Common Share shall be multiplied by the number of Common Shares covered by the Common Share Sub-Account dividend election as of the record date of the corresponding dividend. Then, that amount shall be divided by the fair market value of one Common Share on the dividend payment date to arrive at the additional number of Common Shares to credit to the Participant's Common Share Sub-Account.

        b) To the extent investment in the Cash Sub-Account is elected, on each dividend payment date, the Participant's Cash Sub-Account shall be credited with an amount equal to the amount of the cash (or fair market value of other property) dividend paid per Common Share multiplied by the number of Common Shares covered by the Cash Sub-Account dividend election as of the record date for the corresponding dividend. The Cash Sub-Account will be credited with interest computed quarterly (based on calendar quarters) on the lowest balance in such Sub-Account during each quarter at such rate and in such manner as determined from time to time by the Committee. Unless otherwise determined by the Committee, interest to be credited hereunder shall be credited at the prime rate in effect according to the Wall Street Journal on the last day of each calendar quarter plus one percent. Interest for a calendar quarter shall be credited to the Cash Sub-Account as of the first day of the following quarter.

        c) Each Participant in his or her Election Agreement shall specify whether cash or other property dividends shall be invested in his or her Common Share Sub-Account or Cash Sub-Account. Until revoked, this election between investment in a Participant's Common Share Sub-Account or Cash Sub-Account applies to the Gain Shares resulting from this Election Agreement and any additional Common Shares attributable to such Gain Shares. In order to be effective to revoke an election made pursuant to this subsection, the revocation must be in writing and delivered to the Director of Compensation and Benefits of the Company prior to 30 days before a dividend payment date.

        5.  Payment  of  Accounts.  The number of Common  Shares  in  a
        Participant's  Common  Share  Sub-Account  shall  be  issued   or
        transferred to the Participant in one installment or in a number of approximately equal quarterly installments, as designated by the Participant in the Election Agreement. Unless a participant makes arrangements satisfactory to the Company for the payment of any required withholding taxes, the number of Common Shares issued or transferred in a lump sum or each installment shall be reduced by a number of Common Shares having a fair market value equal to the amount of any taxes required to be withheld with respect to such lump sum or installment The one installment or first quarterly installment, as the case may be, shall be made as soon as practicable following the end of the period of deferral as specified in Section 3 of this Article. All amounts credited to a Participant's Cash Sub-Account in respect of dividends, distributions and interest thereon as provided in Section 4 of this Article shall likewise be paid to the Participant at the same time the shares causing the dividend, distribution or interest are transferred to the Participant.

        6. Death of a Participant. In the event of the death of a Participant, the amount of the Participant's Account shall be paid to the Beneficiary or Beneficiaries designated in a writing substantially in the form attached hereto as Exhibit B (the "Beneficiary Designation"), in accordance with the Participant's Election Agreement and Section 5 of this Article. A Participant's Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Company that bears the latest date at the time of the Participant's death shall govern. In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant's Account shall be paid to the Participant's estate in a lump sum 90 days after the appointment of an executor or administrator. In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, the remaining amount of the Account shall be paid in a lump sum to the estate of the last Beneficiary to receive payments 90 days after the appointment of an executor or administrator.

        7.  Small   Payments.  Notwithstanding  the   foregoing,   if
        installment payments elected by a Participant would result in a payment with a value of less than $500, the entire amount of the Participant's Account may at the discretion of the Committee be paid in a lump sum in accordance with Section 5 of this Article.

        8.  Acceleration.   Notwithstanding  the  provisions  of   the
        foregoing: (i) if a Change in Control occurs, the amount of each Participant's Account shall immediately be paid to the Participant in full; (ii) in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Committee may in its sole discretion accelerate the payment to the Participant or Beneficiary of the amount of his or her Account, but only up to the amount necessary to meet the emergency.

        9.  Adjustments.   The Committee may make or provide for such
        adjustments   in  the  numbers  of  Common  Shares credited  to
        Participants' Accounts, and in the kind of shares so credited, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all Common Shares deliverable under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.

        10. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

                                  ARTICLE  III

                                 ADMINISTRATION

        The Company, through the Committee, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) determine all questions relating to eligibility for participation in the Plan and the amount in the Account of any Participant and all questions pertaining to claims for benefits and procedures for claim review, (ii) resolve all other questions arising under the Plan, including any questions of construction, and (iii) take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Committee hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of 1974, the Committee shall provide a procedure for handling claims of Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity for a full and fair review by the Committee of any such denial.


                                   ARTICLE IV

                            AMENDMENT AND TERMINATION

        The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant or Beneficiary who has an Account, or result in the acceleration of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary.

                                    ARTICLE V

                                  MISCELLANEOUS

        1.  Non-alienation of Deferred Compensation.  Except as permitted by this Plan, no right or interest under this Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner,
        (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or
        (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary.

        2. Interest of Associate. The obligation of the Company under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets or in the form of its Common
        Shares, as  the  case  may  be,  as  provided  herein,  and   no
        Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company. Nothing in this Plan shall be construed as guaranteeing future employment to Eligible Associates, and nothing in this Plan shall be considered in any manner a contract of employment. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company may create a trust to hold funds, Common Shares or other securities to be used in payment of its obligations under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain liable for the claims of the Company's general creditors.

        3. Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any other person, firm or corporation any legal or equitable right as against the Company or any Subsidiary or the officers, employees or directors of the Company or any Subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

        4. Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

        5. Governing Law. Except to the extent preempted by federal law, the provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

        6. Relationship to Other Plans. This Plan is intended to serve the purposes of and to be consistent with the Long-Term Incentive Plans and any similar plan approved by the Committee for purposes of this Plan. The issuance or transfer of Common Shares pursuant to this Plan shall be subject in all respects to the terms and conditions of the Long-Term Incentive Plans and any other such plan. Without limiting the generality of the foregoing, Common Shares credited to the Accounts of Participants pursuant to this

        Plan shall be taken into account for purposes of Section 3 of the Long-Term Incentive Plans (Shares Available Under the Plan) and for purposes of the corresponding provisions of any other such plan.

                                                        EXHIBIT A


                       DEFERRAL OF STOCK OPTION GAINS PLAN

                               THE TIMKEN COMPANY

                               ELECTION AGREEMENT


        I, ____________________________, hereby elect to participate in the Deferral of Stock Option Gains Plan for The Timken Company (the "Plan") as follows:

                          I.   DEFERRAL OF GAIN SHARES

        1. Number of Common Shares that I am entitled to receive upon exercise of the Option to which this Election Agreement applies (in the event of a partial exercise of an Option, this Election Agreement applies to the Common Shares that would be the first to be received):

             _______ Common Shares

        2.   Grant date(s) of Option:

             _____________________

        3. Please make payment of the Gain Shares resulting from the exercise of the Option to which this Election Agreement applies, together with all cash accumulated in my Cash Sub-Account attributable to such Gain Shares and any additional Common Shares in my Common Share Sub-Account attributable to such Gain Shares, as follows:

             a.   Pay in lump sum [    ]
             b.   Pay in ______ approximately equal quarterly
                  installments [    ]

        4. Please defer payment or make payment of first installment as follows:

             a.   Defer until the date I cease to be an associate [    ]
             b.   Defer until _______ [    ] (specify date or number of
                  years following termination of employment)

                                 II.  DIVIDENDS

        1. Please credit cash or other non-stock property dividends earned with respect to the Gain Shares, as well as additional Common Shares attributable to such Gain Shares, reflected in my Common Share Sub-Account as follows:

             a.   Reinvest in Commmon Shares in my Common Share
                  Sub-Account [ ]

             b.   Credit to my Cash Sub-Account [ ]


                         III.  SIGNATURE/AUTHORIZATION

        I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.

        I understand that my election under that my election under Part II relating to dividends applies to the Gain Shares resulting from this Election Agreement and any additional Common Shares attributable to such Gain Shares reflected in my Common Shares Sub-Account. I understand that, in order to revoke or modify this dividend election, the revocation or modification must be in writing and delivered to the Director - Compensation and Benefits prior to 30 days before a dividend payment date.

        I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.



        Dated this ______ day of _____, 1998.


        ________________________________        _________________________
         (Signature)                              (Print or type name)

                                                                EXHIBIT B

                               THE TIMKEN COMPANY

                       DEFERRAL OF STOCK OPTION GAINS PLAN

                            BENEFICIARY DESIGNATIONS

        In accordance with the terms and conditions of the Deferral of Stock Option Gains Plan (the "Plan"), I hereby designate the person(s) indicated below as my beneficiary(ies) to receive the amounts payable under said Plan.

                Name   _______________________________

                Address_______________________________
                       _______________________________
                       _______________________________

                Social Sec. Nos. of Beneficiary(ies) _______________________

                Relationship(s)     _____________________________________

                Date(s) of Birth    _____________________________________

        In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies);

                Name  _______________________________

                Address______________________________
                       _______________________________
                       _______________________________

                Social Sec. Nos. of Beneficiary(ies) _______________________

                Relationship(s)     _____________________________________

                Date(s) of Birth    _____________________________________

        I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Plan. In the event that there is no beneficiary living at the time of my death, I understand that the amounts payable under the Plan will be paid to my estate.

        ___________________________        _________________________
                    Date                            (Signature)
                                           _________________________
                                              (Print or type name)